SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2012

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Section 3  Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Between January 23, 2012, and March 28, 2012, six directors of Royale Energy, Inc., exercised options to purchase a total of 165,188 shares of common stock.  The exercise prices were $3.25 per share for 43,782 shares and $3.50 per share for the remaining 121,406 shares.  All of the options and the stock issued upon their exercise were issued in reliance on the exemption from securities registration requirements contained in Section 4(2) of the Securities Act of 1933.  The options originally had been granted as compensation for service on the board of directors pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 3, 2012	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer